QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

NEIGHBORCARE, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of NeighborCare, Inc. (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q/A for the period ended December 31, 2003 (the "Report") that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2004	/s/ JOHN J. ARLOTTA John J. Arlotta Chairman, President and Chief Executive Officer
Date: April 30, 2004	/s/ RICHARD W. SUNDERLAND, JR. Richard W. Sunderland, Jr. Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

QuickLinks

  Exhibit 32.1
NEIGHBORCARE, INC. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002